UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 5, 2002

                             WILLIAMS CONTROLS, INC.
               (Exact name of Company as specified in its charter)

      Delaware                      0-18083                      84-1099587
-------------------           ---------------------         --------------------

  (State or other                                           (I.R.S. Employer
  jurisdiction of             (Commission File No.)          Identification No.)
   incorporation)

                   14100 S.W. 72nd Avenue, Portland, OR 97224
                    (Address of Principal Executive Offices)

                                 (503) 684-8600
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 1.       Changes in Control of Registrant

On July 1, 2002, Williams Controls, Inc., a Delaware corporation (the "Company"), completed the sale of 150,000 shares of its Series B Preferred
Stock, 15% Redeemable Convertible Series, par value $.01 (the "Series B Preferred"), to American Industrial Partners Capital Fund III, L.P., a Delaware limited partnership ("AIP"), and Dolphin Offshore Partners L.P. ("Dolphin") purchasers. AIP purchased a total of 130,000 shares of the Company's Series B Preferred for a total purchase price of $13,000,000, less its fees and expenses. It is believed that AIP paid the purchase price from committed equity capital contributed by its partners. Dolphin purchased a total of 20,000 shares of the Series B Preferred for a total purchase price of $2,000,000. Dolphin paid for the shares purchased with the proceeds of the repayment of $2,000,000 in principal outstanding under a 12% Secured Subordinated Debenture, due March 1, 2002, issued by the Company to Dolphin.

The holders of Series B Preferred, voting as a separate class, are entitled to elect a majority of the Company's board of directors (the "Board"). A copy of the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred filed by the Company on July 1, 2002 with the Delaware Secretary of State (the "Series B Designation"), is attached as an exhibit to the Schedule TO-I/A, filed by the Company with the Securities and Exchange Commission ("Commission") on July 5, 2002, incorporated in its entirety herein (the "Schedule TO Amendment"), which can be accessed through the Commission's web site at www.sec.gov.

Concurrently with the closing of the sale of the Series B Preferred, the Company, AIP, Dolphin and Eubel, Brady & Suttman Asset Management, Inc., as an entity with voting control over the shares of certain of our holders of Series A Preferred ("Brady"), entered into a Shareholders Agreement (the "Shareholders Agreement"). The Shareholders Agreement provides, among other things, that (a) until July 1, 2003, each of Dolphin and Brady will vote all of the shares of Series B Preferred and any of the Company's Series A-1 Preferred Stock over which Dolphin or Brady has voting control with AIP on all matters related to the election of directors to the Board, (b) until July 1, 2004, each of Dolphin and Brady will vote all of the shares of Series B Preferred over which Dolphin or Brady has voting control with AIP on all matters related to the election of directors to the Board, and (c) until the date on which AIP no longer owns a majority of the Company's Series B Preferred, each of Dolphin and Brady will vote all of the Series B Preferred over which over which Dolphin or Brady has voting control with AIP on all other matters. To give effect to these voting provisions, each of Dolphin and Brady have appointed representatives of AIP as their attorneys-in-fact to vote the shares over which Dolphin or Brady has voting control in accordance with the Shareholders Agreement. The Shareholders Agreement gives AIP voting control over all of the Company's outstanding Series B Preferred, which, as of the date of this report, represents approximately 43% of the Company's outstanding voting securities, on an as-converted to Common Stock basis. Thus, the Shareholders Agreement, together with the shares of Series B Preferred held by AIP, gives AIP the right to elect a majority of the members of the Company's board of directors. The Shareholders Agreement is attached as an exhibit to the Schedule TO Amendment and is incorporated by reference herein.

To the knowledge of the Company, prior to the closing of the sale of Series B Preferred to AIP and Dolphin, no person or group controlled the Company.

Item 5.       Other Events and Regulation FD Disclosure

     (a) Sale of Series B Preferred. The Company has closed the sale of 150,000 shares of its Series B Preferred. For more information, see Item 1 above. The proceeds from the sale of the Series B Preferred will be used to pay off the outstanding principal and interest on our 12% Secured Subordinated Debentures, due March 1, 2002 and for general working capital purposes.

     (b) Note Amendments. On July 1, 2002 (the "Effective Date"), the Company and the holders of the Company's outstanding 7.5% Convertible Subordinated Debentures Due March 31, 2003 (the "Debentures") agreed to certain amendments to the Debentures. The material amendments to the Debentures included an increase in the interest rate from 7.5% to 12% per annum for the first year following the Effective Date and 15% after the first anniversary of the Effective Date, an extension of the maturity date from March 31, 2003 to July 1, 2004, the elimination of the conversion provisions and the elimination of certain registration rights related to the shares previously issuable upon conversion of the Debentures.

     (c) AIP Management Services Agreement. The Company has entered into a Management Services Agreement (the "Management Services Agreement") with American Industrial Partners, a Delaware general partnership ("Advisor"), an affiliate of AIP. Under the terms of the Management Services Agreement, Advisor has agreed that it will provide advisory and management services to the Company and its subsidiaries as we may request and as Advisor agrees to provide from time to time. Advisor has the right, but not the obligation, to elect to act as sole advisor to the Company and its subsidiaries with respect to these significant business transactions. A copy of the Management Services Agreement is attached as an exhibit to the TO Amendment and is incorporated by reference herein.

In exchange for the services provided by Advisor under the Management Services Agreement, the Company has agreed to pay to Advisor: (a) an advisory fee of $850,000, which was paid on July 1, 2002 at the closing of the Stock Purchase Agreement; (b) when billed by Advisor, an annual management fee, equal to $400,000, plus 3% of any debt outstanding (including accrued interest thereon) of the Company or its subsidiaries as of the first day of the applicable quarterly payment period which is owned or guaranteed by AIP or any of its affiliates (the "Annual Fee"), payable in quarterly installments in advance on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2002 (each, a "Payment Date"); and (c) advisory and/or structuring fees in connection with significant business transactions of the Company (including, without limitation, acquisitions, investments and financings) in amounts comparable for similarly situated companies. The Annual Fee will be reduced by 50% beginning the first day of any quarterly period following the conversion of all shares of the AIP's Series B Preferred into the Company's Common Stock. In addition, Advisor and its affiliates will be entitled to reimbursement of all of their out-of-pocket expenses incurred in performing services under the Management Services Agreement.

The Management Services Agreement may be terminated by Advisor at any time by written notice to the Company. In addition, the Management Services Agreement will terminate automatically as of the earlier of (1) the seventh (7th) anniversary of the date of the agreement and (2) the end of the fiscal year in which AIP and its affiliates own, directly or indirectly, less than 5,000,000 shares of the Common Stock of the Company on a fully diluted basis.

     (d) Dolphin Transaction Fee. In connection with the closing of the Series B Preferred, the Company paid a transaction fee of $67,000 to Dolphin Management, Inc., an affiliate of Dolphin, for expenses incurred in connection with the transaction.

     (e) Resignation of Directors; New Directors. Immediately prior to the closing of the sale of Series B Preferred, the Board increased the number of directors on the board of directors to seven, as permitted under the Company's bylaws.

Effective upon the closing of sale of the Series B Preferred to AIP and Dolphin, directors H. Samuel Greenawalt, David Eberly and Gary Arnold resigned, and W. Richard Bingham, R. Eugene Goodson and Kirk R. Ferguson were appointed to fill three of the vacancies on the Company's board of directors.

More information regarding the changes to the Board is set forth in the Schedule 14f-1, Information Statement, filed with the Commission on June 26, 2002, which can be accessed through the Commission's web site at www.sec.gov.

     (f) Changes in our Officers. Thomas Ziegler, President and Chief Executive Officer of the Company, has indicated that he intends to imminently terminate his employment with the Company.

R. Eugene Goodson, Ph.D. has been elected by the Board as the Chairman of the Board of Directors. Dennis E. Bunday, the Company's Chief Financial Officer, has been elected as our Treasurer and Secretary at a meeting of the Company's Board on June 28, 2002.

     (g) Wells Fargo Loan Agreement. The Company has entered into a new five-year revolving credit and term loan agreement (the "Loan Agreement") with its existing primary lender, Wells Fargo Credit, Inc. ("Wells Fargo"). The Company's prior loan agreement with Wells Fargo expired in July 2001 and the Company had been operating under a series of forbearance agreements with Wells Fargo since that time. Under the terms of the new loan agreement, Wells Fargo has agreed to loan the Company an aggregate principal amount of up to $12,200,000, consisting of a revolving credit line of up to $10,000,000 and two term loans in the aggregate principal amount of $2,200,000. This does not represent any increase in the amounts available under the Company's prior loan agreement with Wells Fargo. The proceeds from the revolving credit line may be used for ongoing working capital purposes. The proceeds from the term loans are to be used to restructure existing loans with Wells Fargo. The Company's obligations to Wells Fargo under the Loan Agreement are secured by a first priority lien on all of our business assets.

A copy of the Loan Agreement is attached as an exhibit to the Schedule TO Amendment, which is incorporated by reference herein and can be accessed through the Commission's web site at www.sec.gov.

ITEM 7.  Financial Statements and Exhibits

(c)          Exhibits

         4.1 Series B Preferred Stock Purchase Agreement, dated as of May 31, 2002, by and between American Industrial Partners Capital Fund III, L.P., Dolphin Offshore Partners, L.P. and the Company (incorporated by reference to Exhibit (d)(1) to the Schedule TO-I/A filed on June 11, 2002).

         4.2 Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series (incorporated by reference to Exhibit (d)(v) to the Schedule TO-I/A filed on July 5, 2002).

         4.3 Certificate of Elimination for 10% Mandatory Preferred Stock, (incorporated by reference to Exhibit (d)(vi) to the Schedule TO-I/A filed on July 5, 2002).

         4.4 Series B Preferred Registration Rights Agreement, dated as of July 1, 2002, by and among the Company, American Industrial Partners Capital Fund III, L.P., and Dolphin Offshore Partners L.P. (incorporated by reference to Exhibit (d)(vii) to the Schedule TO-I/A filed on July 5, 2002).

         4.5 Series B Preferred Shareholder Agreement, by and among the Company, American Industrial Partners Capital Fund III, L.P., Dolphin Offshore Partners L.P. and Eubel, Brady & Suttman Asset Management, Inc. (incorporated by reference to Exhibit
                  (d)(vii) to the Schedule TO-I/A filed on July 5, 2002).

         4.6 Form of Amended and Restated Subordinated Debenture Due July 1, 2004 (incorporated by reference to Exhibit (d)(xii) to the Schedule TO-I/A filed on July 5, 2002).

         10.1 Management Services Agreement, dated as of July 1, 2002, by and among American Industrial Partners, a Delaware general partnership, and the Company (incorporated by reference to Exhibit (d)(ix) to the Schedule TO-I/A filed on July 5, 2002).

         99.1 Dolphin Side Letter, dated as of July 1, 2002 (incorporated by reference to Exhibit (d)(xi) to the Schedule TO-I/A filed on July 5, 2002).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                               WILLIAMS CONTROLS, INC.


Date:  July 5, 2002                            By:    /s/ DENNIS E. BUNDAY
                                                  -----------------------------
                                                      Dennis E. Bunday
                                                      Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit                                     Description
-------                                     -----------

4.1 Series B Preferred Stock Purchase Agreement, dated as of May 31, 2002, by and between American Industrial Partners Capital Fund III, L.P., and the Company (incorporated by reference to Exhibit (d)(1) to the Schedule TO-I/A filed on June 11, 2002).

4.2 Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock,15% Redeemable Convertible Series (incorporated by reference to Exhibit (d)(v) to the Schedule TO-I/A filed on July 5,
         2002).

4.3 Certificate of Elimination for Mandatory Preferred Stock, (incorporated by reference to Exhibit (d)(vi) to the Schedule TO-I/A filed on July 5,
         2002).

4.4 Series B Preferred Registration Rights Agreement, dated as of July 1, 2002, by and among the Company, American Industrial Partners Capital Fund III, L.P., and Dolphin Offshore Partners L.P. (incorporated by reference to Exhibit (d)(vii) to the Schedule TO-I/A filed on July 5,
         2002).

4.5 Series B Preferred Shareholder Agreement, by and among the Company, American Industrial Partners Capital Fund III, L.P., Dolphin Offshore Partners L.P. and Eubel, Brady & Suttman Asset Management, Inc. (incorporated by reference to Exhibit (d)(vii) to the Schedule TO-I/A filed on July 5, 2002).

4.6 Form of Amended and Restated Subordinated Debenture Due July 1, 2004 (incorporated by reference to Exhibit (d)(xii) to the Schedule TO-I/A filed on July 5, 2002).

10.1 Management Services Agreement, dated as of July 1, 2002, by and between American Industrial Partners, a Delaware general partnership, and the Company (incorporated by reference to Exhibit (d)(ix) to the Schedule TO-I/A filed on July 5, 2002).

99.1 Dolphin Side Letter, dated as of July 1, 2002 (incorporated by reference to Exhibit (d)(xi) to the Schedule TO-I/A filed on July 5,
         2002).